UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 15, 2008

Fog Cutter Capital Group Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1410 SW Jefferson Street, Portland, OR 97201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (503) 721-6500

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Disposition of Assets.

On February 15, 2008, Fog Cutter Capital Group Inc. (the “Company”) (OTCBB: FCCG) completed the sale of 100% of the membership interests in its wholly owned subsidiary, Fog Cap Retail Investors LLC (“FCRI”) to an unrelated entity, SBN FCCG LLC.

FCRI owns leasehold interests in 72 freestanding retail buildings throughout the United States.  The buildings are approximately 4,500 square feet each and were originally developed during the 1970’s and 1980’s.  The buildings are sub-leased to a variety of tenants including convenience stores, video rental outlets, shoe stores and other small businesses.  Thirty-three of the leases are accounted for as capital leases and the remaining 39 properties are accounted for as operating leases.  The Company will continue to manage the lease portfolio under a Management Services Agreement.

The sales price for the FCRI membership interests was $8.5 million and was paid in cash.  A portion of the proceeds were used to repay $4.2 million of existing debt.

The Company also entered into an option agreement with SBN FCCG LLC which gives the Company the right, but not the obligation, to re-acquire all of the membership interests in FCRI.  The option period is for two years beginning February 15, 2008.  Under certain circumstances after December 31, 2008, SBN FCCG LLC may accelerate the termination of the option period with thirty days notice.   The exercise price increases over the option period from approximately $9.7 million to $11.3 million.  The option commitment fee was $850,000 and is payable by the Company in installments over the option period.   The Company has determined that the exercise prices are significantly higher than the expected value during the option period.  Therefore, the option has been assigned no value as it is not anticipated that it will provide a future economic benefit to the Company. The $850,000 option commitment fee has been recorded as a reduction of the gain on sale.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are filed as part of this report:

99.1  Pro forma Consolidated Statements of Financial Condition as of September 30, 2007 as if the disposition of FCRI had occurred on that date.

99.2  Pro forma Consolidated Statements of Operation for the nine months ended September 30, 2007 as if the disposition of FCRI had occurred on December 31, 2006.  The pro forma income statements do not include a gain on the sale of approximately $4.1 million.

99.3  Pro forma Consolidated Statements of Operation for the year ended December 31, 2006 as if the disposition of FCRI had occurred on December 31, 2005.  The pro forma income statements do not include a gain on the sale of approximately $4.1 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2008

FOG CUTTER CAPITAL GROUP INC.

	By:	/s/ R. Scott Stevenson
R. Scott Stevenson
Senior Vice President and Chief
Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Pro forma Consolidated Statements of Financial Condition as of September 30, 2007 as if the disposition of FCRI had occurred on that date.

99.2

Pro forma Consolidated Statements of Operation for the nine months ended September 30, 2007 as if the disposition of FCRI had occurred on December 31, 2006. The pro forma income statements do not include a gain on the sale of approximately $4.1 million.

99.3

Pro forma Consolidated Statements of Operation for the year ended December 31, 2006 as if the disposition of FCRI had occurred on December 31, 2005. The pro forma income statements do not include a gain on the sale of approximately $4.1 million.